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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91438, Form S-3 No. 33-92548, Form S-8 No. 333-03450, Form S-8
No. 333-03452, Form S-8 No. 333-03454, Form S-8 No. 333-13521, Form S-3 No.
333-21905, Form S-3 No. 333-23005, Form S-3 No. 333-33893, Form S-3 No.
333-37273, Form S-3 No. 333-37565, Form S-3 No. 333-38071, Form S-3 No.
333-41049, Form S-3 No. 333-42417, Form S-3 No. 333-47563, Form S-3 No.
333-57863, Form S-8 No. 333-64377, Form S-8 No. 333-64379, Form S-8 No.
333-69728, Form S-3 No. 333-77941, and Form S-8 No. 333-85684) of Crescent Real
Estate Equities Company of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Crescent Real Estate Equities Company, Crescent Real Estate Equities Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Crescent Real Estate Equities Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
March 14, 2004